As filed with the Securities and Exchange Commission on September 6, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2164234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6328 Monarch Park Place Niwot, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

CROCS, INC. 2007 EQUITY INCENTIVE PLAN (AS AMENDED AND RESTATED)

(Full title of the plan)

Daniel P. Hart

Executive Vice President, Chief Legal and Administrative Officer

Crocs, Inc.

6328 Monarch Park Place

Niwot, Colorado 80503

(Name and address of agent for service)

(303) 848-7000

(Telephone number, including area code, of agent for service)

Copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $0.001 per share, under the Croc, Inc. 2007 Equity Incentive Plan (as Amended and Restated)	6,300,000	$27.75	$174,825,000	$20,298

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock that may become issuable under the Crocs, Inc. 2007 Equity Incentive Plan (as Amended and Restated) as a result of any future stock splits, stock dividends or similar adjustments of the Registrant’s outstanding common stock.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act.  The proposed maximum offering price per share is estimated based on the average of the high and low sales price for the Registrant’s common stock as reported by the Nasdaq Global Select Market on September 1, 2011.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,300,000 shares of the common stock, par value $0.001 per share (“Common Stock”), of Crocs, Inc. (the “Registrant”) that may be issued under the Company’s 2007 Equity Incentive Plan (as Amended and Restated) (the “Plan”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)     the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on February 25, 2011;

(b)     the Registrant’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2011 and June 30, 2011, filed with the Commission on May 4, 2011 and August 3, 2011, respectively;

(c)     the Registrant’s Current Reports on Form 8-K filed with the Commission on April 28, 2011 and July 1, 2011; and

(d)     The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 24, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

None.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of us may and, in some cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests.  This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Registrant’s certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.  The Registrant’s bylaws require it to indemnify its directors and officers to the fullest extent permitted by

Delaware law.  The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit Number		Description of Document
4.1		Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 4.1 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312).
4.2

Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.’s Current Report on Form 8-K, filed on July 12, 2007).

4.3		Amended and Restated Bylaws of Crocs, Inc. (incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312).
5.1	*	Opinion of Perkins Coie LLP.
10.1		Crocs, Inc. 2007 Equity Incentive Plan (as Amended and Restated) (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.’s Current Report on Form 8-K filed on July 1, 2011).
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (see signature page).

*    Filed herewith.

Item 9.    Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Niwot, Colorado, on September 6, 2011.

CROCS, INC.

By:	/s/ John P. McCarvel
Name:	John P. McCarvel
Title:	President, Chief Executive Officer and
Director (Principal Executive Officer)

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints John P. McCarvel and Daniel P. Hart or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ John P. McCarvel	President, Chief Executive Officer	September 6, 2011
John P. McCarvel	and Director
(Principal Executive Officer)

/s/ Jeffrey J. Lasher	Senior Vice President — Finance,	September 6, 2011
Jeffrey J. Lasher	Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Thomas J. Smach	Chairman of the Board of Directors	September 6, 2011
Thomas J. Smach

/s/ W. Stephen Cannon	Director	September 6, 2011
W. Stephen Cannon

/s/ Raymond D. Croghan	Director	September 6, 2011
Raymond D. Croghan

/s/ Ronald L. Frasch	Director	September 6, 2011
Ronald L. Frasch

Signature	Title	Date

/s/ Peter A. Jacobi	Director	September 6, 2011
Peter A. Jacobi

/s/ Doreen A. Wright	Director	September 6, 2011
Doreen A. Wright

EXHIBIT INDEX

Exhibits (including those incorporated by reference):

Exhibit Number		Description of Document
4.1		Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 4.1 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312).
4.2

Certificate of Amendment to the Restated Certificate of Incorporation of Crocs, Inc. (incorporated herein by reference to Exhibit 3.1 to Crocs, Inc.’s Current Report on Form 8-K, filed on July 12, 2007).

4.3		Amended and Restated Bylaws of Crocs, Inc. (incorporated herein by reference to Exhibit 4.2 to Crocs, Inc.’s Registration Statement on Form S-8, filed on March 9, 2006 (File No. 333-132312).
5.1	*	Opinion of Perkins Coie LLP.
10.1		Crocs, Inc. 2007 Equity Incentive Plan (as Amended and Restated) (incorporated herein by reference to Exhibit 10.1 to Crocs, Inc.’s Current Report on Form 8-K filed on July 1, 2011).
23.1	*	Consent of Deloitte & Touche LLP.
23.2	*	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (see signature page).

*    Filed herewith.